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                                                                    Exhibit 1


                       WRITTEN CONSENT IN LIEU OF MEETING


WHEREAS Section 3.08 of the By-Laws of Sun Life Assurance Company of Canada (U.S.) provides that any action required or permitted to be taken at any meeting may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee; and

WHEREAS, in order for the corporation to be able to offer certain variable life insurance contracts it is necessary for the officers of the corporation to establish new separate accounts:

NOW, THEREFORE, the undersigned, being all of the director of Sun Life Assurance Company of Canada (U.S.), do hereby adopt the following resolution:

       RESOLVED, that the officers of the corporation be and hereby are authorized to take whatever action is necessary or desirable to establish and maintain one or more separate accounts to be used in connection with certain variable contracts to be issued by the corporation, and to comply with all federal and state insurance, securities or other laws and regulations or requirements relating thereto.


       FURTHER RESOLVED, that such separate accounts be registered as unit investment trusts under the Investment Company Act of 1940, as amended, and that application be made for such exemptions from that Act as may be necessary or desirable.

       FURTHER RESOLVED, that there be filed with the Securities and Exchange Commission in accordance with the provisions of the Securities Act of 1933, as amended, registration statements and any amendments thereto, relating to variable contracts which are to be registered pursuant to that Act.


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       FURTHER RESOLVED, that the officers of the corporation be and they hereby are authorized to take such further action as may in their judgment be necessary or desirable to implement the foregoing resolutions and as may be appropriate to enable the corporation to transact the business of issuing and selling variable contracts participating in these registered separate accounts.


December 3, 1985


                                  /s/ David D. Horn
                                  -------------------------------

                                  /s/ Thomas M. Galt
                                  -------------------------------

                                  /s/ John A. Brindle
                                  -------------------------------

                                  /s/ John D. McNeil
                                  -------------------------------

                                  /s/ Walter J. McCarthy
                                  -------------------------------

                                  /s/ Richard B. Bailey
                                  -------------------------------

                                  /s/ Angus A. MacNaughton
                                  ------------------------------

                                  /s/ Albert L. Fairley, Jr.
                                  ------------------------------